SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 2002


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Arizona                       1-8962                  86-0512431
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona        85072-3999
       (Address of principal executive offices)                 (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

ARIZONA ELECTRIC INDUSTRY RESTRUCTURING

     TRACK A ORDER

     On September 10, 2002, the Arizona Corporation Commission ("ACC") issued its written order on "Track A" issues (the "Track A Order") related to the generic docket established by the ACC in January 2002. The Track A Order documents decisions made by the ACC at an open meeting on August 27, 2002, as previously reported in the Report on Form 8-K of Pinnacle West Capital Corporation (the "Company"), dated August 27, 2002. A copy of the Track A Order is attached to this Report as Exhibit 99.1. Arizona Public Service Company ("APS") intends to file a motion for reconsideration of the Track A Order on or before September 30, 2002. The major provisions of the Track A Order include, among other things:

     Provisions related to the reversal of the generation asset transfer requirement:

     * The ACC reversed its decision, as reflected in the ACC's electric competition rules, to require APS to transfer its generation assets either to an unrelated third party or to a separate corporate affiliate (see the Track A Order, first Ordering Paragraph); and

     * The ACC unilaterally modified the 1999 settlement agreement, which authorized APS' transfer of its generating assets, and directed APS to cancel its activities to transfer its generation assets to Pinnacle West Energy ("PWEC") (see the Track A Order, Conclusion of Law No. 7 and the first Ordering Paragraph).

     Provisions related to the wholesale competitive energy procurement process ("Track B" issues):

     * The ACC stayed indefinitely the requirement of the ACC's electric competition rules that APS acquire 100% of its energy needs for its standard offer customers from the competitive market, with at least 50% obtained through a competitive bid process (see the Track A Order, second Ordering Paragraph);

     * The ACC established a requirement that APS competitively procure, at a minimum, any required power that it cannot produce from its existing assets in accordance with the ultimate outcome of the Track B proceedings (see the Track A Order, fourth Ordering Paragraph);

     * The ACC directed the parties to develop a competitive procurement ("bidding") process that can begin by March 1, 2003 (instead of January 1, 2003) (see the Track A Order, sixth Ordering Paragraph); and
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     *    The ACC stated that "the PWEC generating assets that APS may acquire from PWEC shall not be counted as APS assets in determining the amount, timing and manner of the competitive solicitation" for Track B purposes, thereby bifurcating the regulatory treatment of the existing APS assets and the PWEC assets (see the Track A Order, sixth Ordering Paragraph).

     The ACC Staff is conducting workshops on the Track B issues with various parties to determine and define the appropriate process to be used for competitive power procurement. On September 13, 2002, the ACC Staff issued a "proposal and request for comments" describing a process by which APS would procure power not supplied by its own resources. Comments from parties participating in the Track B process are due by September 18, 2002. The Company cannot predict when the ACC Staff will issue its final report on the Track B issues or when the ACC commissioners will make a final decision in this matter. As described above, the ACC has directed the parties to complete the Track B proceedings such that the competitive procurement process can begin by March 1, 2003.

     FINANCING APPLICATION

     The Track A Order stated that if APS wished to acquire PWEC's generating assets, as suggested in a letter APS filed with the ACC on July 11, 2002, APS must file an appropriate application with the ACC. On September 16, 2002, APS filed an application with the ACC (the "Financing Application") requesting the ACC to allow APS to borrow up to $500 million and to lend the proceeds to PWEC; to guarantee up to $500 million of PWEC's debt; or a combination of both, not to exceed $500 million in the aggregate. The loan and/or the guarantee would be used to refinance debt incurred to fund the construction of PWEC generation assets. A copy of the Financing Application is attached to this Report as
Exhibit 99.2.

     The Financing Application addresses, among other things, the following matters:

     * APS noted that its April 19, 2002 filing with the ACC had sought unification of "PWEC Assets" (West Phoenix Combined Cycle Units 4 and 5, Redhawk Units 1 and 2, and Saguaro Combustion Turbine Unit 3) and APS generation assets under a common financial and regulatory regime. APS further noted that the Track A Order's language regarding the treatment of the PWEC Assets for Track B purposes (see the last bullet point under "Track A Order" above) appears to postpone a decision regarding the inclusion of the PWEC Assets in APS' rate base, thereby effectively precluding the consolidation of the PWEC Assets at APS under a common financial and regulatory regime.

     * APS stated that it did not intend or desire to foreclose the possibility that it would acquire all or part of the PWEC Assets or that it may propose that the PWEC Assets be included in APS' rate base or afforded cost-of-service regulatory treatment to the extent the PWEC Assets are used by APS customers. APS stated that these issues would be appropriate topics in APS' 2003 general rate case and noted that the Track A Order specifically stated that the ACC would not pre-judge the eventual rate treatment of the PWEC Assets (see the Track A Order, tenth Ordering Paragraph).

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
     * APS stated that the Track A Order's reversal of the generation asset transfer requirement and the resulting bifurcation of generation assets between APS and PWEC under different regulatory regimes results in PWEC being unable to attain investment grade credit ratings. This, in turn, precludes PWEC from accessing capital markets to refinance the bridge financing provided by the Company to fund the construction of the PWEC Assets or from effectively competing in the wholesale markets. APS noted that PWEC had previously received investment grade credit ratings contingent upon its receipt of APS generation assets, and that the Company's credit ratings could be adversely affected if PWEC is unable to finance its capital requirements.

     * APS stated that the amount of the requested loan and/or guarantee is APS' present estimate of the amount of credit support necessary through APS to restore PWEC and the Company to their credit status prior to the ACC's issuance of the Track A Order. APS further stated that if the requested amount proves to be inadequate, APS reserves the right to submit a second financing application seeking additional credit support.

     * APS requested ACC approval of the requested loan and/or guarantee by December 31, 2002.

     The Company cannot currently predict the outcome of the matters discussed in this Report, and continues to evaluate its legal and regulatory options.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

     Exhibit No.    Description
     -----------    -----------

       99.1         Arizona Corporation Decision No. 65154, dated September 10,
                    2002.

       99.2 Arizona Public Service Company Application filed with the Arizona Corporation Commission on September 16, 2002.

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
                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PINNACLE WEST CAPITAL CORPORATION
                                        (Registrant)


Dated: September 16, 2002               By: Michael V. Palmeri
                                            -----------------------------
                                            Michael V. Palmeri
                                            Vice President, Finance

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